Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-204756, No. 333-231433 and No. 333-231434), and on Form S-3 (No. 333-225000, No. 333-225819, No. 333-229154, No. 333-230377 and No. 333-232689) of SMTC Corporation of our report dated March 13, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

March 13, 2020